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For Immediate Release
For Further Information Contact:
Therese Fergo, 301-608-9292
Email Therese@unither.com

                    UNITED THERAPEUTICS DISCONTINUES KETOTOP
             OSTEOARTHRITIS PROGRAM BASED ON PHASE 3 TRIAL RESULTS

Silver Spring, MD, December 7, 2000: United Therapeutics (NASDAQ: UTHR) announced today that it has received the results from its Phase 3 study investigating the transdermal patch Ketotop for the treatment of osteoarthritis of the knee.

While individual endpoints in the 500 patient study achieved statistical significance, the key clinical and regulatory endpoint related to pain reduction did not meet the company's expectations. Based on these results, United Therapeutics has decided to discontinue development of Ketotop which the Company had expected to launch in 2003 had the data been favorable.

"While we're disappointed with the results of this study, Ketotop has never been a primary target product for us," said Martine Rothblatt, Chairman and CEO of United Therapeutics. "We remain committed to achieving approval and commercializing our lead drugs, UT-15 and Beraprost, as well as to further developing our next generation prostacyclin molecules and our broad iminosugar platform. Our pipeline remains robust, with our pulmonary hypertension product pending FDA approval, our intermittent claudication product halfway through its second Phase 3 trial, our critical limb ischemia product in Phase 2 and our hepatitis B product nearing Phase 1. In addition, we are reviewing a number of acquisition opportunities."

United Therapeutics is a biotechnology company focused on combating cardiovascular, inflammatory and infectious diseases with unique therapeutic products.

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